Exhibit 99.2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
UNITED STATES OF AMERICA ex rel. GEORGE	:
MANN and JOHN FERGUSON; STATE OF NEW	:	11 Civ. 4499 (DAB) ECF Case STIPULATION AND ORDER OF SETTLEMENT AND DISMISSAL
YORK ex rel. GEORGE MANN and JOHN	:
FERGUSON; and GEORGE MANN and JOHN	:
FERGUSON individually,	:
:
Plaintiffs,	:
:
v.	:
:
FIFTH THIRD BANCORP and its subsidiaries,	:
:
Defendants.	:

WHEREAS, this Stipulation and Order of Settlement and Dismissal (“Stipulation”) is entered into by and among plaintiff the United States of America, by its attorney, Preet Bharara, United States Attorney for the Southern District of New York, and on behalf of the United States Department of Housing and Urban Development (“HUD”) and the Federal Housing Administration (“FHA”), (collectively, the “United States” or “Government”); George Mann and John Ferguson (“Relators”), by their authorized representatives; and Fifth Third Bancorp and its subsidiaries (“Defendant,” “FTB,” or the “Bank”), by its authorized representatives (collectively, the “Parties”);

WHEREAS, Fifth Third Bank is an Ohio-chartered bank headquartered in Cincinnati, Ohio, and the principal subsidiary of Fifth Third Bancorp, an Ohio-based bank holding company;

WHEREAS, pursuant to the National Housing Act of 1934, FHA offers various mortgage insurance programs through which it insures approved lenders against losses on mortgage loans made to buyers of single-family housing, including the Direct Endorsement Lender program, which authorizes private-sector mortgage lenders (“Direct Endorsement Lenders”) to underwrite mortgage loans, decide whether the borrower represents an acceptable credit risk for HUD, and certify loans for FHA mortgage insurance without prior HUD review or approval;

WHEREAS, because HUD relies on Direct Endorsement Lender s to determine which loans should be endorsed for FHA insurance, it requires that Direct Endorsement Lenders conduct adequate due diligence on loans before certifying them for FHA insurance;

WHEREAS, Direct Endorsement Lenders are also required to maintain an adequate quality control program, which includes self-reporting to HUD in writing within 60 days of initial discovery any loans identified during quality reviews that are affected by serious deficiencies, patterns of non-compliance, or fraud;

WHEREAS, Direct Endorsement Lenders make a number of certifications to HUD, including annual certifications and individual loan certifications;

WHEREAS, in the annual certification, the Direct Endorsement Lender represents, inter alia, that it conforms to all HUD-FHA regulations necessary to maintain its HUD-FHA approval, and among the basic requirements necessary to maintain such approval is the implementation of a compliant quality control program, including timely self-reporting to HUD any loans affected by serious deficiencies, patterns of non-compliance, or fraud;

WHEREAS, in the individual loan certification, the Direct Endorsement Lender represents, inter alia, that each mortgage is eligible for HUD mortgage insurance under the Direct Endorsement program;

WHEREAS, on or about June 30, 2011, Relators filed a complaint under the qui tam provisions of the False Claims Act, as amended, 31 U.S.C. § 3729 et seq., and on or about November 12, 2012, Relators filed an amended complaint alleging, inter alia, that FTB used fraudulently inflated appraisals in connection with its origination of residential mortgage loans (collectively, the “qui tam complaint”);

WHEREAS, FTB is and has been a Direct Endorsement Lender since at least 2003 and has submitted annual certifications and individual loan certifications to HUD;

WHEREAS, in 2012, without knowledge of the Government’s investigation of FTB’s FHA originations and the conduct alleged in the qui tam complaint, FTB made a voluntary disclosure to the Government of certain residential mortgage loans that FTB had originated and certified to HUD as eligible for FHA insurance, had later found through post-closing quality reviews were in fact materially defective and not eligible for FHA insurance, but had failed timely to disclose to HUD pursuant to HUD requirements;

WHEREAS, in 2014, FTB made a supplemental voluntary disclosure to the Government identifying residential mortgage loans that FTB had originated and certified to HUD as eligible for FHA insurance during 2003 through 2013, had later found through post-closing quality control reviews were in fact materially defective and not eligible for FHA insurance, but had failed timely to disclose to HUD pursuant to HUD requirements;

WHEREAS, of the 1,439 materially defective loans that FTB voluntarily disclosed to the Government, HUD paid insurance claims on 519 of those loans (identified by FHA case number in Exhibit A hereto), and no insurance claims have been submitted to HUD for 920 of the loans (identified by FHA case number in Exhibit B hereto);

WHEREAS, the Government contends that it has certain civil claims against FTB with respect to FHA loans for which HUD paid claims for FHA insurance, namely: (1) failing timely to self-report to HUD residential mortgage loans that FTB had originated during 2003 through 2013 (the “Covered Period”) and certified to HUD as eligible for FHA insurance, but subsequently determined were materially defective and thus not eligible for FHA insurance; (2) submitting individual loan certifications to HUD for the loans identified in Exhibit A falsely representing that such loans were eligible for FHA insurance when that was not the case; and (3) submitting annual certifications to HUD falsely representing that FTB conformed to all HUD-FHA regulations necessary to maintain HUD-FHA approval during the Covered Period when, in fact, FTB had failed to comply with HUD self-reporting requirements (the “Covered Conduct”); and

WHEREAS, the Parties have reached a full and final mutually agreeable resolution of the Government’s claims for the Covered Conduct as set forth below;

NOW, THEREFORE, IT IS HEREBY ORDERED that:

TERMS AND CONDITIONS

1. The Court’s subject matter jurisdiction is undisputed and Defendant consents to the Court’s exercise of personal jurisdiction over it.

2. FTB admits, acknowledges and accepts responsibility for the following conduct:

a.	FTB has been a HUD-FHA Direct Endorsement Lender since at least 2003.

b.	To maintain its HUD-FHA approval, FTB was required to implement and maintain a quality control program. To comply with HUD’s quality control requirements, FTB was required, among other things, to: (1) review a prescribed sample of all closed loan files to ensure they were underwritten in accordance with HUD guidelines; and (2) report to HUD (along with the supporting documentation) any serious deficiencies, patterns of non-compliance, or fraud that FTB uncovered during the normal course of business and by quality control staff during reviews of FHA loans within 60 days of the initial discovery.

c.	FTB made annual certifications to HUD that it conformed to all HUD-FHA regulations necessary to maintain its HUD-FHA approval, which included the implementation of a mandatory quality control program by which FTB reported to HUD all serious deficiencies, patterns of non-compliance, or fraud. FTB also made individual loan certifications to HUD that each loan was eligible for FHA insurance.

d.	From 2003 through 2013, FTB’s quality control program identified through post-closing reviews 1,436 residential mortgage loans that FTB had originated and certified to HUD as eligible for FHA insurance that were materially defective and thus ineligible for FHA insurance. FTB failed timely to self-report these materially defective loans to HUD pursuant to HUD requirements. HUD paid insurance claims with respect to 519 of these mortgage loans after they defaulted.

e.	In 2012 and 2014, FTB voluntarily disclosed all known materially defective loans to the Government. FTB advised the Government in connection with its voluntary disclosure that FTB had taken steps to reform its quality control program, including terminating the employment of personnel responsible for FTB’s failure to self-report materially defective loans to HUD.

3. FTB shall pay $84,911,018 (the “Settlement Amount”) to the Government within thirty calendar days of the Effective Date. Payment of the Settlement Amount shall be made at https://www.pay.gov to the U.S. Department of Justice account in accordance with written instructions to be provided within ten calendar days of the Effective Date by the Financial Litigation Unit of the United States Attorney’s Office for the Southern District of New York.

4. FTB agrees to indemnify HUD for all losses sustained by HUD at any time related to the mortgage loans identified in Exhibit B pursuant to a written indemnification agreement to be entered into between FTB and HUD. FTB represents that it has conducted a diligent search of its records and that, other than the loans identified in Exhibits A and B, there are no other FHA loans that FTB knew from its quality reviews were materially defective and failed timely to self-report to HUD. If this representation proves to be false and there are additional FHA loans that FTB knew from its quality reviews were materially defective and failed timely to self-report to HUD, then the release in Paragraph 5 below shall not apply to such additional loans, absent the Government’s written consent thereto.

5. Subject to the exceptions in Paragraph 9 below, conditioned upon FTB’s full compliance with the terms of this Stipulation, and subject to Paragraphs 15 and 16 below (concerning bankruptcy proceedings commenced within 91 days of the Effective Date or the date of any payment made under this Stipulation), the Government, on behalf of its officers, agencies and departments (including HUD and FHA), releases FTB and all of its current and former officers, directors, employees, parents, subsidiaries, affiliates, and assigns (“Released Parties”) from any civil or administrative monetary claim that the United States has for the Covered Conduct under the False Claims Act (“FCA”), 31 U.S.C. § 3729 et seq.; the Financial Institutions Reform, Recovery, and Enforcement Act (“FIRREA”), 12 U.S.C. § 1833a; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. § 3801 et seq.; and common law theories of negligence, gross negligence, payment by mistake, unjust enrichment, indemnification, fraud, money had and received, misrepresentation, deceit, mistake of fact, and breach of fiduciary duty, and aiding and abetting any of the foregoing. Subject to the exceptions and conditions set forth in this Paragraph, HUD also releases the Released Parties from any administrative monetary claim that HUD has for the Covered Conduct pursuant to HUD’s Mortgagee Review Board authority, 12 U.S.C. §1708 and 24 C.F.R. Part 25, HUD’s civil monetary penalty authority, 12 U.S.C. § 1735f-14 and 24 C.F.R. Part 30, and HUD’s Program Fraud Civil Remedies Act authority, 24 C.F.R. Part 28.

6. Subject to the exceptions and conditions set forth in Paragraphs 4 and 5, HUD releases the Released Parties from any administrative monetary claim that HUD has for the loans identified in Exhibit B pursuant to HUD’s Mortgagee Review Board authority, 12 U.S.C. §1708 and 24 C.F.R. Part 25, HUD’s civil monetary penalty authority, 12 U.S.C. § 1735f-14 and 24 C.F.R. Part 30, and HUD’s Program Fraud Civil Remedies Act authority, 24 C.F.R. Part 28.

7. Subject to FTB’s full compliance with the terms of this Stipulation, Relators, for themselves and for their heirs, successors, and assigns, release the Released Parties from any and all claims Relators have asserted, or could have asserted, or may assert in the future for the conduct alleged in the qui tam complaint, including without limitation any claims that Relators have on behalf of the Government for the Covered Conduct and/or the conduct alleged in the qui tam complaint; provided, however, that nothing in this Stipulation shall preclude Relators from seeking to recover attorneys’ fees, costs and expenses from FTB, pursuant to 31 U.S.C. § 3730(d).

8. FTB releases the United States, its agencies, officers, agents, employees, and servants, as well as Relators, their heirs, successors, attorneys, agents, and assigns, from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that FTB has asserted, could have asserted, or may assert in the future, against the United States, its agencies, officers, agents, employees, and servants, as well as Relators, their heirs, successors, attorneys, agents, and assigns, related to the Covered Conduct and the United States’ and/or Relators’ investigation and prosecution thereof.

9. Notwithstanding the release given in Paragraph 5 above, or any other term of this Stipulation, the following claims of the United States are specifically reserved and are not released:

a. Any liability arising under Title 26 of the United States Code (Internal Revenue Code);

b. Any criminal liability;

c. Except as explicitly stated in this Stipulation, including Paragraphs 5 and 6 above, any administrative liability, including the suspension and debarment rights of any federal agency;

d. Any liability arising from (i) FTB’s underwriting of FHA loans (other than the loans identified in Exhibit A), (ii) any failure to maintain or implement an adequate quality control program (other than failures to comply with HUD self-reporting requirements), (iii) any submission of false certifications to HUD-FHA (other than the individual loan certifications for the loans identified in Exhibit A and any annual certifications solely to the extent such certifications apply to HUD self-reporting requirements), and (iv) any other conduct that violates HUD-FHA rules or requirements (other than the Covered Conduct);

e. Any liability related to non-FHA mortgage loans;

f. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct, or for any conduct occurring outside the Covered Period; and

g. Any liability based upon obligations created by this Stipulation.

10. FTB shall be in default of this Stipulation if it fails to pay the Settlement Amount as set forth in Paragraph 3 above or to comply materially with any other obligations under this Stipulation (“Default”). The Government shall provide written notice to FTB of any Default, to be sent in the manner set forth in Paragraph 24 below. FTB shall then have an opportunity to cure the Default within seven business days from the date of receipt of the notice of Default. In the event that a Default involving failure to pay the Settlement Amount is not fully cured within seven business days of the receipt of the notice of Default (“Uncured Default”), the full Settlement Amount shall be immediately due and payable, and interest shall accrue at the rate of nine percent per annum compounded annually on the remaining unpaid principal balance, beginning seven business days after mailing of the notice of Default. In the event of FTB’s failure to pay the Settlement Amount as set forth in Paragraph 3 above, FTB agrees to the entry of a consent judgment in the form attached hereto as Exhibit C. In the event of an Uncured Default, FTB further agrees that the United States, at its option, may (a) rescind this Stipulation and reinstate the Complaint; (b) seek specific performance of this Stipulation; (c) offset the remaining unpaid balance of the Settlement Amount from any amounts due and owing FTB by any department, agency, or agent of the United States; or (d) exercise any other rights granted by law, or under the terms of this Stipulation, or recognizable at common law or in equity. FTB shall not contest any offset imposed or any collection undertaken by the Government pursuant to this Paragraph, either administratively or in any court. In addition, FTB shall pay the Government all reasonable costs of collection and enforcement under this Paragraph, including attorneys’ fees and expenses. In the event that this Stipulation is rescinded pursuant to this Paragraph, FTB shall not plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any civil or administrative claims that relate to the Covered Conduct, except to the extent such defenses were available on the Effective Date.

11. Relators and their heirs, successors, attorneys, agents, and assigns shall not object to this Stipulation, and agree and confirm that this Stipulation is fair, adequate, and reasonable, pursuant to 31 U.S.C. § 3730(c)(2)(B). Subject to any claims that Relators may have under 31 U.S.C. § 3730(d) for a share of the Settlement Amount, which Relators are not releasing, Relators, for themselves individually, and for their heirs, successors, attorneys, agents, and assigns, release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that Relators have asserted, could have asserted, or may assert in the future, against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and/or arising from the filing of the qui tam Complaint and from any claims under 31 U.S.C. § 3730.

12. FTB waives and shall not assert any defenses it may have to any criminal prosecution relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause of the Fifth Amendment of the Constitution or under the Excessive Fines Clause of the Eighth Amendment of the Constitution, this Stipulation bars a remedy sought in such criminal prosecution. Nothing in this Paragraph or any other provision of this Stipulation constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

13. FTB agrees to the following:

a. Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of FTB, and its present or former officers, directors, employees, shareholders, and agents in connection with:

(1) the matters covered by this Stipulation;

(2) the United States’ audit(s) and civil investigation(s) of the matters covered by this Stipulation;

(3) FTB’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and investigation(s) in connection with the matters covered by this Stipulation (including attorneys’ fees);

(4) the negotiation and performance of this Stipulation; and

(5) the payment FTB makes to the United States pursuant to this Stipulation are unallowable costs for government contracting purposes (hereinafter referred to as Unallowable Costs).

b. Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by FTB, and FTB shall not charge such Unallowable Costs directly or indirectly to any contract with the United States.

c. Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 calendar days of the Effective Date of this Stipulation, FTB shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by FTB or any of its subsidiaries or affiliates from the United States. FTB agrees that the United States, at a minimum, shall be entitled to recoup from FTB any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted requests for payment. The United States, including the Department of Justice and/or the affected agencies, reserves its rights to audit, examine, or re-examine FTB’s books and records and to disagree with any calculations submitted by FTB or any of its subsidiaries or affiliates regarding any Unallowable Costs included in payments previously sought by FTB, or the effect of any such Unallowable Costs on the amount of such payments.

14. Except as expressly provided in this Stipulation, this Stipulation is intended to be for the benefit of the Parties and Released Parties only. The Parties are not releasing any claims against any other person or entity except as expressly provided in this Stipulation.

15. FTB represents and warrants that it has reviewed its financial situation, that it is currently not insolvent as such term is defined in 11 U.S.C. § 101(32) and that it reasonably believes that it shall remain solvent following payment to the Government of the Settlement Amount. Further, the Parties warrant that, in evaluating whether to execute this Stipulation, they (a) have intended that the mutual promises, covenants, and obligations set forth constitute a contemporaneous exchange for new value given to FTB, within the meaning of 11 U.S.C. § 547(c)(1); and (b) have concluded that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended to and do, in fact, represent a reasonably equivalent exchange of value that is not intended to hinder, delay, or defraud any entity to which FTB was or became indebted to on or after the date of this Stipulation, within the meaning of 11 U.S.C. § 548(a)(1).

16. If within 91 days of the Effective Date of this Stipulation or any payment made under this Stipulation, FTB commences any case, action, or other proceeding under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or a third party commences any case, action, or other proceeding under any law related to bankruptcy, insolvency, reorganization, or relief of debtors (a) seeking an order for relief of FTB’s debts, or seeking to adjudicate FTB as bankrupt or insolvent; or (b) seeking appointment of a receiver, trustee, custodian, or other similar official for FTB or for all or part of FTB’s assets, FTB agrees as follows:

a. FTB’s obligations under this Stipulation may not be avoided pursuant to 11 U.S.C. § 547, and FTB shall not argue or otherwise take the position in any such case, action, or proceeding that (i) FTB’s obligations under this Stipulation may be avoided under 11 U.S.C. § 547; (ii) FTB was insolvent at the time this Stipulation was entered into; or (iii) the mutual promises, covenants, and obligations set forth in this Stipulation do not constitute a contemporaneous exchange for new value given to FTB.

b. If any of FTB’s obligations under this Stipulation are avoided for any reason, including, but not limited to, through the exercise of a trustee’s avoidance powers under the Bankruptcy Code, the Government, at its option, may rescind the release in this Stipulation and bring any civil and/or administrative claim, action, or proceeding against FTB for the claims that would otherwise be covered by the release in Paragraph 5 above. FTB agrees that (i) any such claim, action, or proceeding brought by the Government would not be subject to an “automatic stay” pursuant to 11 U.S.C. § 362(a) as a result of the case, action, or proceeding described in the first sentence of this Paragraph, and FTB shall not argue or otherwise contend that the Government’s claim, action, or proceeding is subject to an automatic stay; (ii) FTB shall not plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any claim, action, or proceeding that is brought by the Government within 60 calendar days of written notification to FTB that the release has been rescinded pursuant to this Paragraph, except to the extent such defenses were available on the Effective Date; and (iii) the Government has a valid claim against FTB in the amount of $10 million and the Government may pursue its claim in the case, action, or proceeding described in the first sentence of this Paragraph, as well as in any other case, action, or proceeding.

c. FTB acknowledges that its agreements in this Paragraph are provided in exchange for valuable consideration provided in this Stipulation.

17. Each Party shall bear its own and its employees’ legal and other costs incurred in connection with this matter, including the preparation and performance of this Stipulation.

18. Any failure by the Government to insist upon the strict performance of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and the Government, notwithstanding that failure, shall have the right thereafter to insist upon strict performance of any and all of the provisions of this Stipulation.

19. This Stipulation is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Stipulation is the United States District Court for the Southern District of New York. For purposes of construing this Stipulation, this Stipulation shall be deemed to have been drafted by all Parties to this Stipulation and shall not, therefore, be construed against any Party in any subsequent dispute.

20. Subject to the exceptions set forth in this Stipulation, and in consideration of the obligations of FTB set forth in this Stipulation, and conditioned upon FTB’s full compliance with the terms of this Stipulation, and Relator’s right to seek attorneys’ fees, costs and expenses from FTB pursuant to 31 U.S.C. § 3730(d) and a share of the Settlement Amount from the Government pursuant to 31 U.S.C. § 3730(d), Relators shall dismiss with prejudice the qui tam Complaint; provided, however, that the Court shall retain jurisdiction over this Stipulation and each Party to enforce the obligations of each Party under this Stipulation, as well as to resolve any dispute concerning any claim Relators may assert for attorneys’ fees, costs and expenses pursuant to 31 U.S.C. § 3730(d), or a share of the Settlement Amount pursuant to 31 U.S.C. § 3730(d).

21. This Stipulation constitutes the complete agreement between the Parties. This Stipulation may not be amended except by written consent of the Parties.

22. The undersigned counsel represent and warrant that they are fully authorized to execute this Stipulation on behalf of the persons and entities indicated below.

23. This Stipulation may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Stipulation. Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Stipulation.

24. Any notice pursuant to this Stipulation shall be in writing and shall, unless expressly provided otherwise herein, be delivered by express courier and by e-mail transmission, followed by postage-prepaid mail, to the following representatives:

To the Government:

Pierre G. Armand

Assistant United States Attorney

86 Chambers Street

New York, New York 10007

Tel: (212) 637-2724

Fax: (212) 637-2686

Email: pierre.armand@usdoj.gov

To FTB:

Helen V. Cantwell, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Tel:	(212) 909-6312
Fax:	(212) 909-6836
Email:	hvcantwell@debevoise.com

25. The effective date of this Stipulation is the date upon which this Stipulation is entered by the Court (the “Effective Date”).

Dated:	Sept. 30, 2015		PREET BHAHARA
	New York, New York		United States Attorney
Southern District of New York

		By:	/s/ Pierre G. Armand
PIERRE G. ARMAND
Assistant United States Attorney
86 Chambers Street
New York, New York 10007
Tel: (212) 637-2724
Fax: (212) 637-2686
Email: Pierre.Armand@usdoj.gov

Dated:	Sept. 29, 2015		DEBEVOISE & PLIMPTON LLP
New York, New York
		By:	/s/ Helen V. Cantwell
HELEN V. CANTWELL
919 Third Avenue
New York, NY 10022
			Tel:	(212) 909-6312
			Fax:	(212) 909-6836
			Email:	hvcantwell@debevoise.com

Attorney for Fifth Third Bank

Dated:	9/29, 2015		KENNEY & McCAFFERTY
New York, New York
		By:	/s/ Brian P. Kenney /s/ Kathryn M. Schilling
BRIAN P. KENNEY
KATHRYN M. SCHILLING
1787 Sentry Parkway West
Building 18, Suite 410
Blue Bell, PA 19422
Tel: 215.367.4333
Fax: 215.367.4335
Email: kschilline@kenneymccafferty.com

Attorney for the Relator

Dated:	September 29, 2015		STENGLE LAW

		By:	/s/ Linda J. Stengle
LINDA J. STENGLE
9 Lenswood Drive
Boyertown, PA 19512
Tel: (610) 367-1604
Email: linda@lindastengle.com

Attorney for the Relator

Dated:	September 23, 2015	By:	/s/ George Mann
GEORGE MANN
Relator

Dated:	, 2015	By:	/s/ John Ferguson
JOHN FERGUSON
Relator

Dated:	October 5, 2015
New York, New York

SO ORDERED:
/s/ Hon. Deborah A. Batts
HON. DEBORAH A. BATTS
UNITED STATES DISTRICT JUDGE

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